UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2005

SOVEREIGN BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-16581	23-2453088

(State or other jurisdiction of) incorporation	(Commission File Number)	(IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania	19102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 557-4630

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	None

(b)	and (c) On November 29, 2004, Sovereign Bancorp, Inc. (the “Company”) issued a press release and filed an 8-K announcing the planned retirement of James D. Hogan, Chief Financial Officer of the Company, effective April 30, 2005. The press release also stated that Mark R. McCollom, Sovereign Bank’s current Chief Financial Officer and the Company’s current Managing Director of Corporate Planning and Executive Vice President, would become the new Chief Financial Officer of the Company effective upon Mr. Hogan’s retirement.

On February 14, 2005, the Company and Mr. Hogan mutually agreed that Mr. Hogan’s planned retirement will be effective on May 13, 2005, rather than on the April 30, 2005 date previously announced. Mr. Hogan has agreed to delay his retirement to assist with the preparation, review and filing of the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2005. Mr. McCollom will become the Company’s new Chief Financial Officer effective upon Mr. Hogan’s retirement on May 13, 2005.

(d)	None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.

Dated: February 15, 2005	/s/ David A. Silverman

David A. Silverman Executive Vice President, General Counsel and Secretary